UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2015

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On April 24, 2015, Power Solutions International, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain institutional investors for a private sale of $55.0 million aggregate principal amount of three year unsecured 5.50% Senior Notes due 2018 of the Company (the “Notes”) for $55.0 million in cash. The sale closed on April 29, 2015.

The Notes and related guarantees were offered in a private transaction exempt from registration requirements pursuant to §4(a)(2) of the Securities Act of 1933. Piper Jaffray & Co. served as exclusive placement agent.

The Purchase Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement itself.

Indenture and Notes

In connection with the issuance of the Notes, the Company entered into an Indenture dated as of April 29, 2015 (the “Indenture”) by and among the Company, The Bank of New York Mellon, as Trustee, and the Company’s subsidiaries as guarantors (the “Guarantors”).

The material terms of the Indenture and the Notes include:

Guarantors. Subject to certain limitations set forth in the Indenture, the Company’s obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors.

Final Maturity Date. The Notes mature on May 1, 2018, provided that a mandatory offer to purchase must be made for all Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, in the event the Company does not certify to the Trustee on or within five days prior to March 15, 2017 that (i) the Company’s pro forma consolidated EBITDA is at least equal to or greater than $35 million and (ii) the Company’s consolidated pro forma ratio of consolidated EBITDA to fixed charges is at least equal to or greater than 3.25 to 1.0, in each case for the most recent four full fiscal quarters for which financial statements are available as of such date. If such an offer to purchase is required, the offer must commence on or prior to May 1, 2017 and the date of purchase is expected to be on or about May 30, 2017.

Interest Rate. Interest on the Notes accrues at a rate of 5.50% per annum. Interest on the Notes is payable semiannually in arrears on May 1 and November 1 of each year, commencing on November 1, 2015.

Optional Redemption. The Company may redeem the Notes in whole or in part at any time on or after May 1, 2016, at the option of the Company at the following redemption prices (expressed as percentages of the principal amount), together with accrued and unpaid interest to the date of redemption:

Redemption Date	Redemption Price
May 1, 2016 through October 31, 2016	101.000%
November 1, 2016 and thereafter	100.000%

In addition, before May 1, 2016, the Company may redeem the Notes in whole or in part at a redemption price equal to 101% of the principal amount plus a premium that is intended as a make-whole at the one year U.S. Treasury rate plus 50 basis points.

Repurchase upon Certain Events. Upon the occurrence of a change of control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part. Upon the occurrence of certain sales of the Company’s assets, the Company may be required to offer to repurchase the Notes with a portion of the proceeds of such sales. In the case of each such offer, the purchase price will be 101% of the principal amount, plus accrued and unpaid interest.

Other Covenants. The Indenture contains covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to incur additional debt, prepay subordinated indebtedness, pay dividends or make other distributions on capital stock, redeem or repurchase capital stock, make investments and restricted payments, enter into transactions with affiliates, sell assets, create liens on assets to secure debt, enter into agreements that restrict dividends or other payments by restricted subsidiaries, or effect a consolidation or merger or to sell all, or substantially all, of the Company’s assets, in each case, subject to certain qualifications and exceptions set forth in the Indenture.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable.

As of the date of its execution, the Indenture is not, and is not required to be, qualified under the Trust Exchange Act of 1939.

The foregoing description of the Indenture and the Notes is not complete and is qualified in its entirety by reference to the Indenture and the form of Notes, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Amendment to Credit Agreement

On April 29, 2015, the Company entered into a Third Amendment (the “Amendment”) to its Amended and Restated Credit Agreement dated as of April 1, 2014, by and among Wells Fargo Bank, N.A. as agent for itself and other lenders party thereto, each of the lenders party thereto, the Company and the Company’s subsidiaries (as amended, the “Credit Agreement”).

The Company entered into the Amendment for the purpose of facilitating the issuance of the Notes under the Indenture. The Amendment exempts the Indenture and the Notes from the provisions of the Credit Agreement that limit the ability of the Company to incur indebtedness and issue guarantees, and shortens the maturity of the Credit Agreement while the Notes are outstanding, to insure that the Credit Agreement will come due before the Notes are payable at maturity or upon a special mandatory offer to purchase.

The Amendment is attached as Exhibit 10.2 to this report and is incorporated herein by reference. The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the text of the Agreement itself.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

4.1	Indenture dated as of April 29, 2015 by and among Power Solutions International, Inc., The Bank of New York Mellon, as Trustee, and the Guarantors party thereto.

4.2	Form of 5.50% Senior Notes due 2018 (included as part of Exhibit 4.1)

10.1	Purchase Agreement dated April 29, 2015 between the Company and the Investors named therein.

10.2

Third Amendment, dated April 29, 2015, to the Amended and Restated Credit Agreement, dated as of April 1,

2014, by and among Wells Fargo Bank, N.A. as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power

Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C.,

Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC, XISync LLC and Professional

Power Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey

Chief Financial Officer

Dated: April 29, 2015

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